UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2022, Cboe Global Markets, Inc. (the “Company”), as guarantor, entered into an Amendment and Restatement Agreement (the “A&R Agreement”) with European Central Counterparty N.V. (the “EuroCCP”), as borrower, Bank of America Europe Designated Activity Company, as co-ordinator and facility agent, and Citibank N.A., London Branch, as security agent, in order to amend and restate the EuroCCP’s Euro 1.5 billion credit facility, originally dated as of July 1, 2020, by and among the same parties (as previously amended and restated on July 1, 2021, and, further amended and restated, the “Facility Agreement”).

The A&R Agreement makes certain changes to the Facility Agreement, including without limitation, the following:

•	Extended the term of the Facility Agreement until June 29, 2023;

•	Lowered the interest rate margin from 1.75% per annum to 1.60% per annum;

•	Revised certain of the representations the Company makes pursuant to the Facility Agreement;

•	Increased the minimum tangible net worth requirement from Euro 20 million to Euro 30 million;

•	Reduced the aggregate commitment under the Facility Agreement from Euro 1.5 billion to Euro 1.25 billion;

•	Reduced the aggregate commitment under the Facility Agreement, after the accordion increase, from Euro 2.0 billion to Euro 1.75 billion; and

•	Modified certain other provisions to incorporate updates in applicable laws and regulations.

The Company’s obligations under the Facility Agreement shall continue in full force and effect as set forth in the A&R Agreement.

Certain of the lenders under the Facility Agreement and their affiliates (1) have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and affiliates or (2) are the Company's and its subsidiaries’ and affiliates’ customers, including trading permit holders, trading privilege holders, participants or members, and may engage in trading activities on Company markets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Agreement which is filed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Amendment and Restatement Agreement, dated June 30, 2022, by and among European Central Counterparty N.V., as borrower, Cboe Global Markets, Inc., as guarantor, Bank of America Europe Designated Activity Company, as co-ordinator and facility agent, and Citibank N.A., London Branch, as security agent, relating to a Facility Agreement originally dated July 1, 2020, by and among the same parties (as previously amended and restated on July 1, 2021, and further amended and restated).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Brian N. Schell
Name:	Brian N. Schell
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: July 5, 2022